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                                                                   Exhibit 10.62


                                         October 7, 1999



The Honorable Lawrence S. Eagleburger
Baker, Donelson, Bearman & Caldwell
801 Pennsylvania Avenue, N.W.
Suite 800
Washington, D.C.  20004

                          ADVISORY SERVICES AGREEMENT

Dear Mr. Eagleburger:

     This agreement is made by COMSAT Corporation ("COMSAT") for the purpose of retaining your advisory services to the Chairman of the Board and the President and Chief Executive Officer of COMSAT.

     As a special advisor, you will be asked to meet with the Chairman and the Chief Executive Officer at such times as mutually convenient, and from time to time, to advise in such areas as:

    .  strategic planning
    .  corporate governance
    .  legislative matters
    . other issues as identified by the Chairman of the Board or the President and Chief Executive Officer.

     The term of this agreement will commence on October 15, 1999 and remain in effect through October 14, 2001 or the effective date of the merger between COMSAT and Lockheed Martin Corporation, whichever is earlier.

       COMSAT agrees to pay you $25,000 per year for your advisory services during the term of this agreement. The annual advisory fee will be payable on or about October 15 of each year during the term of the agreement, provided that if the Lockheed Martin merger is consummated on or before October 15, 2000, this agreement will terminate thereupon and the second annual payment will not be made. Expenses associated with the costs of business travel in connection with services provided for the Chairman and/or the Chief Executive Officer will be reimbursable.
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The Honorable Lawrence S. Eagleburger
October 7, 1999
Page 2


       Please indicate your concurrence with this agreement by signing below and returning the signed agreement to me.

                                       Sincerely,

                                       /s/ Warren Y. Zeger

                                       Warren Y. Zeger



/s/ Lawrence S. Eagleburger                       10/12/99
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Lawrence S. Eagleburger                           Date